Exhibit 99.1

Cutera, Inc. Announces Second Quarter 2020 Financial Results

BRISBANE, California, August 6, 2020 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial and Operational Highlights

●	Revenue was $26.4 million, a 45% decrease from the prior-year period, as COVID-19 disruptions led to a year-over-year decline in procedures during the quarter
o	Capital Equipment revenue of $15.5 million, a decline of 59% over prior-year period
o	Recurring revenue grew 6% over prior-year period driven primarily by Skin Care revenue growth of 169% year-over-year offsetting declines in Service and Consumables revenue

●

Gross Margin was 44%, compared to 54% in the prior-year period, driven by lower production levels and substantially lower overhead absorption during the quarter, partially offset by strong pricing discipline and a reduction in manufacturing headcount

●	Net loss was $11.4 million, or $0.67 per fully diluted share, as compared to a net income of $0.6 million, or $0.04 per fully diluted share, in the prior-year period
●	Closed a public stock offering on April 21, 2020, resulting in approximately $26.5 million in net proceeds
●	Subsequent to the quarter, the Company secured a $30 million credit facility with Silicon Valley Bank, replacing the Company’s existing $25 million facility with Wells Fargo

“While our second quarter results were impacted by a decline in patient volumes associated with COVID-related shutdowns; I am encouraged by the recovery trends as patient volumes continue to rebound toward pre-COVID levels,” commented Dave Mowry, Chief Executive Officer of Cutera, Inc. “I am pleased with our increased customer outreach efforts which we implemented during the quarter, leading to improved customer engagement and enabled us to be highly responsive, helping accounts increase their patient traffic. I am amazed by the resilience and adaptability of our customers, and proud of the Cutera team’s work to steer the company and our clients through unprecedented adversity. We are continuing to manage the impacts of the pandemic effectively, and, with a recently strengthened balance sheet, we are well-positioned to drive a continued recovery in our business through the second half of the year despite the uncertain environment.”

2020 Financial Outlook

As previously announced on April 3, 2020, Cutera has withdrawn its previously announced full-year 2020 guidance due to uncertainty over the magnitude and duration of the impacts from the COVID-19 pandemic on its financial results. The Company will not be providing updated guidance at this time.

Conference Call

The Company’s management will host a conference call to the discuss these results and related matters today at 1:30 p.m. PT (4:30 p.m. ET) that same day. Participating on the call will be Dave Mowry, Chief Executive Officer, Jason Richey, President, and Fuad Ahmad, Interim Chief Financial Officer.

To participate in the conference call, dial 1-877-705-6003 (domestic) or + 1-201-493-6725 (international) and refer to the Conference Code: 13706585.

The call will also be webcast and can be accessed from the Investor Relations section of Cutera’s website at http://www.cutera.com/. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations and net income (loss) per diluted share. Non-GAAP adjustments include stock-based compensation, depreciation, amortization, executive and other non-recurring separation costs, customer relationship management (“CRM”) and enterprise resource planning (“ERP”) system costs, non-recurring legal and litigation costs, as well as the net tax impact of excluding these items. From time to time in the future, there may be other items that we may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The Company has not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability, limited visibility, unpredictability, or unique non-recurring nature of the items. Forward-looking non-GAAP measures include adjusted EBITDA. The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, executive and other non-recurring separation costs, customer relationship management (“CRM”) and enterprise resource planning (“ERP”) system costs, and non-recurring legal and litigation costs.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating its non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to its employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of options, employee stock purchase plan, and performance and restricted stock. Depending upon the size, timing and the terms of the grants, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons to its peer companies;

Depreciation and amortization. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Executive and other non-recurring separation costs. We have excluded costs associated with the resignation of our former Executive Officers in calculating our non-GAAP operating expenses and net income measures. We exclude these and other non-recurring employee separation costs because we believe that these items do not reflect future operating expenses;

Customer Relationship Management. We have excluded CRM system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new CRM solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance; and

Enterprise Resource Planning. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Non-recurring legal and litigation costs. We have excluded costs incurred related to third party litigation and disputes, that are of a non-recurring nature.

The Company believes that excluding all of the items above allows users of its financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, CFO and other senior leadership searches, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-,8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the second quarter ended June 30, 2020, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

Cutera, Inc.

Anne Werdan

Director, Investor Relations

415-657-5500

awerdan@cutera.com

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	March 31,	December 31,
	2020	2020	2019
Assets
Current assets:
Cash and cash equivalents	$33,659	$14,774	$26,316
Marketable investments	12,894	4,746	7,605
Accounts receivable, net	13,826	15,660	21,556
Inventories	31,240	36,941	33,921
Other current assets and prepaid expenses	5,313	4,831	5,648
Total current assets	96,932	76,952	95,046

Property and equipment, net	2,417	2,687	2,817
Deferred tax asset	419	408	423
Goodwill	1,339	1,339	1,339
Operating lease right-of-use assets	7,577	7,143	7,702
Other long-term assets	4,733	5,901	6,411
Total assets	$113,417	$94,430	$113,738

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,681	$14,604	$12,685
Accrued liabilities	20,423	23,663	30,307
Operating leases liabilities	1,526	2,204	2,800
Extended warranty liabilities	1,660	1,765	1,999
Deferred revenue	9,345	10,180	10,831
Total current liabilities	44,635	52,416	58,622

Deferred revenue, net of current portion	2,434	2,789	3,391
Income tax liability	93	93	93
Long-Term Debt	7,149	-	-
Operating lease liabilities, net of current portion	6,262	5,149	5,112
Other long-term liabilities	345	447	578
Total liabilities	60,918	60,894	67,796

Stockholders’ equity:
Common stock	18	15	14
Additional paid-in capital	112,644	82,292	82,346
Accumulated deficit	(60,166)	(48,772)	(36,358)
Accumulated other comprehensive loss	3	1	(60)
Total stockholders' equity	52,499	33,536	45,942
Total liabilities and stockholders' equity	$113,417	$94,430	$113,738

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019

Products	$21,745	41,968	48,136	$72,730
Service	4,624	5,806	10,472	11,070
Total net revenue	26,369	47,774	58,608	83,800

Products	12,206	18,393	26,309	33,935
Service	2,539	3,550	6,339	6,725
Total cost of revenue	14,745	21,943	32,648	40,660
Gross profit	11,624	25,831	25,960	43,140
Gross margin %	44%	54%	44%	51%

Operating expenses:
Sales and marketing	11,035	16,992	25,823	33,096
Research and development	2,991	3,273	6,862	6,979
General and administrative	8,529	5,267	16,336	10,792
Total operating expenses	22,555	25,532	49,021	50,867
Income (loss) from operations	(10,931)	299	(23,061)	(7,727)
Interest and other income (expense), net	3	46	(204)	(33)
Income (loss) before income taxes	(10,928)	345	(23,265)	(7,760)
Income tax benefit	466	(243)	543	(128)
Net income (loss)	$(11,394)	$588	$(23,808)	$(7,632)

Net income (loss) per share:
Basic	$(0.67)	$0.04	$(1.51)	$(0.54)
Diluted	$(0.67)	$0.04	$(1.51)	$(0.54)

Weighted-average number of shares used in per share calculations:
Basic	17,055	14,086	15,744	14,051
Diluted	17,055	14,356	15,744	14,051

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change	Six Months Ended		% Change
	June 30,	June 30,	2020 Vs	June 30,	June 30,	2020 Vs
	2020	2019	2019	2020	2019	2019
Revenue By Geography:
United States	$10,915	$28,147	-61%	$24,699	$48,547	-49%
International	15,454	19,627	-21%	33,909	35,253	-4%
Total Net Revenue	$26,369	$47,774	-45%	$58,608	$83,800	-30%
International as a percentage of total revenue	59%	41%		58%	42%

Revenue By Product Category:
Systems
- North America	$8,214	$26,491	-69%	$18,596	$44,071	-58%
- Rest of World	7,328	11,048	-34%	17,904	20,677	-13%
Total Systems	15,542	37,539	-59%	36,500	64,748	-44%
Consumables	1,425	2,654	-46%	3,958	4,599	-14%
Skincare	4,778	1,775	+169%	7,678	3,383	+127%
Total Products	21,745	41,968	-48%	48,136	72,730	-34%

Service	4,624	5,806	-20%	10,472	11,070	-5%
Total Net Revenue	$26,369	$47,774	-45%	$58,608	$83,800	-30%

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$743	$404	$1,033	$673
Sales and marketing	1,251	997	1,969	1715
Research and development	769	370	1,090	633
General and administrative	1,332	748	1,982	805
	$4,095	$2,519	$6,075	$3,826

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Cash flows from operating activities:			-
Net income (loss)	$(11,394)	$588	$(23,808)	$(7,632)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	4,095	2,519	6,075	3,826
Depreciation of tangible assets	355	404	715	815
Amortization of contract acquisition costs	675	722	1,392	1,412
Impairment of cloud computing costs	805	-	805	-
Change in deferred tax asset	(11)	(7)	4	(1)
Provision for doubtful accounts receivable	1,106	(117)	1,696	(19)
Other	163	48	198	151
Changes in assets and liabilities:	-
Accounts receivable	728	(5,666)	6,034	(5,263)
Inventories	5,701	(230)	2,681	1,125
Other current assets and prepaid expenses	(491)	302	316	(614)
Other long-term assets	(312)	(1,073)	(519)	(1,752)
Accounts payable	(2,923)	1,104	(1,004)	162
Accrued liabilities	(3,187)	5,246	(9,754)	3,779
Extended warranty liabilities	(105)	(268)	(339)	(760)
PPP Loan Payable	-		-
Other long-term liabilities	-	-	-	(140)
Deferred revenue	(1,190)	768	(2,443)	1,293
Income tax liability	-	(306)	-	(301)
Net cash provided by (used in) operating activities	(5,985)	4,034	(17,951)	(3,919)

Cash flows from investing activities:
Acquisition of property, equipment and software	(205)	(251)	(435)	(316)
Disposal of Property and equipment	-	20	-	20
Proceeds from maturities of marketable investments	4,100	6,400	10,900	9,600
Purchase of marketable investments	(12,237)	(2,434)	(16,167)	(4,020)
Net cash provided by (used in) investing activities	(8,342)	3,735	(5,702)	5,284

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	647	1,032	848	1,163
Proceeds from PPP Loan	7,149		7,149
Proceeds from equity offering	26,496	-	26,496	-
Taxes paid related to net share settlement of equity awards	(883)	(80)	(3,117)	(570)
Payments on finance lease obligations	(197)	(211)	(380)	(342)
Net cash provided by financing activities	33,212	741	30,996	251

Net increase in cash and cash equivalents	18,885	8,510	7,343	1,616
Cash and cash equivalents at beginning of period	14,774	19,158	26,316	26,052
Cash and cash equivalents at end of period	$33,659	$27,668	$33,659	$27,668

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2020								Three Months Ended June 30, 2019
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation/ write-off	Severance (RIF)	Legal -Former CFO Settlement/Lutronic	Taxes and Other Adjustments	Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation	Taxes and Other Adjustments	Non-GAAP

Net revenue	$26,369	-	-	-			-	$26,369	$47,774	-	-		-	$47,774
Cost of revenue	14,745	(136)	(743)	-			-	13,866	21,943	(123)	(404)		-	21,416
Gross profit	11,624	136	743	-			-	12,503	25,831	123	404		-	26,358
Gross margin %	44%							47%	54%					55%

Operating expenses:
Sales and marketing	11,035	(827)	(1,251)	-			-	8,957	16,992	(912)	(997)	(27)	-	15,056
Research and development	2,991	(38)	(769)	-			-	2,184	3,273	(26)	(370)	-	-	2,877
General and administrative	8,529	(29)	(1,332)	(729)	(518)	(1,018)	-	4,903	5,267	(65)	(748)	(460)	-	3,994
Total operating expenses	22,555	(894)	(3,352)	(729)	(518)	(1,018)	-	16,044	25,532	(1,003)	(2,115)	(487)	-	21,927
Income (loss) from operations	(10,931)	1,030	4,095	729	518	1,018	-	(3,541)	299	1,126	2,519	487	-	4,431
Interest and other income (expense), net	3	-	-	-	-	-	-	3	46	-	-	-	-	46
Loss before income taxes	(10,928)	1,030	4,095	729	518	1,018	-	(3,538)	345	1,126	2,519	487	-	4,477
Provision (benefit) for income taxes	466	-	-	-	-	-	(3)	463	(243)	-	-	-	(397)	(640)
Net income (loss)	$(11,394)	1,030	4,095	729	518	1,018	3	$(4,001)	$588	1,126	2,519	487	397	$5,117

Net income (loss) per share:
Basic	$(0.67)							$(0.23)	$0.04					$0.36
Diluted	$(0.67)							$(0.23)	$0.04					$0.36

Weighted-average number of shares used in per share calculations:
Basic	17,055							17,055	14,086					14,086
Diluted	17,055							17,055	14,356					14,311

Operating expenses as a % of net revenue	GAAP	Non-GAAP	GAAP	Non-GAAP
Sales and marketing	41.8%	34.0%	35.6%	31.5%
Research and development	11.3%	8.3%	6.9%	6.0%
General and administrative	32.3%	18.6%	11.0%	8.4%
	85.5%	60.8%	53.4%	45.9%

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2020								Six Months Ended June 30, 2019
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation/ write-off	Severance (RIF)	Legal -Former CFO Settlement/Lutronic	Taxes and Other Adjustments	Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation	Taxes and Other Adjustments		Non-GAAP

Net revenue	$58,608	-	-	-	-	-	-	$58,608	$83,800	-	-		-		$83,800
Cost of revenue	32,648	(277)	(1,033)	-	-	-	-	31,338	40,660	(251)	(673)		-		39,736
Gross profit	25,960	277	1,033	-	-	-	-	27,270	43,140	251	673		-		44,064
Gross margin %	44%							47%	51%						53%

Operating expenses:
Sales and marketing	25,823	(1,698)	(1,969)	-	-	-	-	22,156	33,096	(1,783)	(1,715)	(112)	-		29,486
Research and development	6,862	(76)	(1,090)	-	-	-	-	5,696	6,979	(46)	(633)	-	-		6,300
General and administrative	16,336	(56)	(1,982)	(729)	(518)	(1,018)	-	9,387	10,792	(147)	(805)	(699)	(614	) (a)	8,526
Total operating expenses	49,021	(1,830)	(5,042)	(729)	(518)	(1,018)	-	37,238	50,867	(1,976)	(3,153)	(811)	(614)		44,313
Loss from operations	(23,061)	2,107	5,042	729	518	1,018	-	(9,968)	(7,727)	2,227	3,826	811	614		(249)
Interest and other income (expense), net	(204)	-	-	-	-	-	-	(204)	(33)	-	-	-	-		(33)
Loss before income taxes	(23,265)	2,107	5,042	729	518	1,018	-	(10,172)	(7,760)	2,227	3,826	811	614		(282)
Provision (benefit) for income taxes	543	-	-	-	-	-	2	545	(128)	-	-	-	282		154
Net income (loss)	$(23,808)	2,107	5,042	729	518	1,018	(2)	$(10,717)	$(7,632)	2,227	3,826	811	332		$(436)

Net income (loss) per share:
Basic	$(1.51)							$(0.68)	$(0.54)						$(0.03)
Diluted	$(1.51)							$(0.68)	$(0.54)						$(0.03)

Weighted-average number of shares used in per share calculations:
Basic	15,744							15,744	14,051						14,051
Diluted	15,744							15,744	14,051						14,298

a) Other adjustment of $614 related to Executive separation costs.

Operating expenses as a % of net revenue	GAAP	Non-GAAP	GAAP	Non-GAAP
Sales and marketing	44.1%	37.8%	39.5%	35.2%
Research and development	11.7%	9.7%	8.3%	7.5%
General and administrative	27.9%	16.0%	12.9%	10.2%
	83.6%	63.5%	60.7%	52.9%

CUTERA, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2020
Net loss	$(11,394)	$(23,808)
Adjustments:
Stock-based compensation	4,095	6,075
Depreciation and amortization	1,030	2,107
CRM and ERP Implementation/write-off	729	1,139
Severance (RIF)	518	518
Taxes and Other Adjustments	-	324
Legal -Former CFO Settlement/Lutronic	1,018	1,018
Interest and other (income) expense, net	(3)	204
Benefit for income taxes	466	543
Total adjustments	$7,853	$11,928

Adjusted EBITDA	$(3,541)	$(11,880)